Exhibit 99.1

Natural Health Trends Reports Third Quarter 2018 Financial Results

•	Total revenue increased 17% year-over-year to $47.0 million

•	Year-to-date cash flow from operations increased 65% year-over-year to $25.3 million

•	Declared special dividend of $0.18 per share

•	Increased quarterly dividend 7% to $0.16 per share

LOS ANGELES – October 30, 2018 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

•	Total revenue of $47.0 million increased 17% compared to $40.1 million in the third quarter of 2017, and decreased 8% compared to $50.9 million in the second quarter of 2018.

◦	Revenue from the Company’s Hong Kong operations, which represented 88% of total revenue, was $41.4 million, an increase of 18% compared to $35.0 million in the third quarter of 2017.

◦	Revenue outside of Hong Kong of $5.6 million increased 10% compared to $5.1 million in the third quarter of 2017.

•
Gross profit was $37.1 million compared to $31.9 million in the third quarter of 2017, and $40.5 million in the second quarter of 2018. As a percent of total revenue, gross profit was 79% compared to 80% in the third quarter of 2017 and 80% in the second quarter of 2018.

•
Operating income was $7.8 million compared to $8.5 million in the third quarter of 2017, and $10.1 million in the second quarter of 2018. As a percent of total revenue, operating income was 17% compared to 21% in the third quarter of 2017 and 20% in the second quarter of 2018.

•
Net income was $7.6 million, or $0.67 per diluted share, compared to net income of $7.3 million, or $0.65 per diluted share, in the third quarter of 2017, and $9.0 million, or $0.80 per diluted share, in the second quarter of 2018.

•	The number of Active Members[1] increased 4% to 97,160 at September 30, 2018, compared to 93,000 at June 30, 2018, and decreased 3% compared to 99,690 at September 30, 2017.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2018 Financial Highlights

•	Total revenue of $150.3 million decreased 1% compared to $151.5 million in the first nine months of 2017.

•	Gross profit was $119.8 million compared to $122.3 million in the first nine months of 2017. As a percent of total revenue, gross profit was 80% compared to 81% in the first nine months of 2018.

•	Operating income was $28.0 million compared to $34.4 million in the first nine months of 2017. As a percent of total revenue, operating income was 19% compared to 23% in the first nine months of 2017.

•	Net income was $25.5 million, or $2.25 per diluted share, compared to net income of $28.1 million, or $2.49 per diluted share, in the first nine months of 2017.

Management Commentary

“Despite a generally difficult trading environment, our performance in the third quarter was driven by the momentum we created since the beginning of the year,” commented Chris Sharng, President of Natural Health Trends. “So far in 2018, both a rapidly depreciating Chinese yuan, down 10% since February, and the seasonality associated with the summer months, contributed to an 8% decline in our revenue from the second quarter to the third quarter this year. Without the adverse effect of the yuan devaluation, our third quarter revenue would have been flat with the second quarter. While we have no control over these conditions, I believe we have been doing a good job navigating in an increasingly difficult and unpredictable setting.”

Balance Sheet and Cash Flow

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Net cash provided by operating activities was $8.8 million, compared to $5.3 million in net cash used in operating activities in the third quarter of 2017. For the first nine months of 2018, net cash provided by operating activities was $25.3 million, compared to $15.3 million in the first nine months of 2017.

•
On October 21, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.16, which represents a 7% increase over the prior quarter dividend, as well as a special cash dividend of $0.18 per share on outstanding common stock. The dividends will be payable on November 23, 2018 to stockholders of record as of November 13, 2018.

Third Quarter 2018 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2018 financial results today, Tuesday, October 30, 2018 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Tuesday, October 30, 2018
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13683905
Webcast:	http://public.viavid.com/index.php?id=131653
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on October 30, 2018 through 11:59 p.m. Eastern Time on November 13, 2018 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13683905.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 27, 2018 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132,206	$135,311
Inventories	11,119	8,398
Other current assets	4,918	7,534
Total current assets	148,243	151,243
Property and equipment, net	988	1,149
Goodwill	1,764	1,764
Restricted cash	3,003	3,167
Deferred tax asset	1,435	1,435
Other assets	859	796
Total assets	$156,292	$159,554
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,715	$1,751
Income taxes payable	168	309
Accrued commissions	13,125	11,170
Other accrued expenses	7,341	7,605
Deferred revenue	4,462	4,455
Amounts held in eWallets	14,196	15,152
Other current liabilities	1,906	1,479
Total current liabilities	43,913	41,921
Income taxes payable	16,982	19,052
Deferred tax liability	75	56
Long-term incentive	7,104	7,904
Total liabilities	68,074	68,933
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,415	86,683
Retained earnings	42,740	44,908
Accumulated other comprehensive loss	(1,202)	(413)
Treasury stock, at cost	(39,748)	(40,570)
Total stockholders’ equity	88,218	90,621
Total liabilities and stockholders’ equity	$156,292	$159,554

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
Net sales	$47,043	$40,132	$150,320	$151,471
Cost of sales	9,926	8,183	30,546	29,221
Gross profit	37,117	31,949	119,774	122,250
Operating expenses:
Commissions expense	22,001	15,802	67,291	63,842
Selling, general and administrative expenses	7,269	7,633	24,484	24,035
Total operating expenses	29,270	23,435	91,775	87,877
Income from operations	7,847	8,514	27,999	34,373
Other income (expense), net	249	(12)	465	224
Income before income taxes	8,096	8,502	28,464	34,597
Income tax provision	467	1,164	2,988	6,531
Net income	$7,629	$7,338	$25,476	$28,066
Net income per common share:
Basic	$0.67	$0.65	$2.25	$2.50
Diluted	$0.67	$0.65	$2.25	$2.49
Weighted-average number of common shares outstanding:
Basic	11,309	11,258	11,298	11,244
Diluted	11,322	11,276	11,307	11,269
Cash dividends declared per common share	$0.40	$0.36	$2.43	$1.25

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,476	$28,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	332	414
Stock-based compensation	—	26
Cumulative translation adjustment realized in net income	—	(258)
Changes in assets and liabilities:
Inventories	(2,828)	590
Other current assets	2,548	1,164
Other assets	(83)	(61)
Accounts payable	967	(1,121)
Income taxes payable	(2,201)	392
Accrued commissions	2,003	(3,143)
Other accrued expenses	314	(5,064)
Deferred revenue	26	(1,364)
Amounts held in eWallets	(930)	(2,856)
Other current liabilities	438	51
Long-term incentive	(800)	(1,498)
Net cash provided by operating activities	25,262	15,338
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(176)	(238)
Net cash used in investing activities	(176)	(238)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(27,644)	(14,157)
Net cash used in financing activities	(27,644)	(14,157)
Effect of exchange rates on cash, cash equivalents and restricted cash	(711)	218
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,269)	1,161
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	138,478	128,884
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$135,209	$130,045
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	554	1,393